Exhibit 99

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS 2007 FOURTH QUARTER AND

FULL-YEAR RESULTS

Huntsville, Ala.—(March 20, 2008)— ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today reported its operating and financial results for the quarter and the year ended December 31, 2007.

For the quarter ended December 31, 2007, ITC^DeltaCom reported total operating revenues of $122.0 million, a net loss of $(11.6) million, and EBITDA* of $19.7 million (excluding stock-based compensation as explained below). For the year ended December 31, 2007, ITC^DeltaCom reported total operating revenues of $492.1 million, a net loss of $(177.0) million, and EBITDA* of $77.0 million (excluding certain one-time costs and losses and stock-based compensation associated with the Company’s refinancing and recapitalization consummated on July 31, 2007 as explained below).

“Our investments in new products and customer service enhancements resulted in strong customer growth in 2007, with a 15% increase in our core facilities-based retail business lines,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. He continued, “At the same time, we’ve maintained focus on increasing the efficiency of our network, and we’re pleased to see the results of all of these initiatives in our 2007 results.”

Among its operating highlights for the fourth quarter and the year, ITC^DeltaCom:

•

Increased EBITDA (excluding $9.2 million of stock-based compensation and $122.4 million of costs and losses from the extinguishment of debt and unused equity commitment in connection with the refinancing and recapitalization transactions it completed on July 31, 2007), to $77.0 million for the year, which represented a 19% increase over 2006 EBITDA of $64.7 million (excluding $2.6 million of stock-based compensation, $500,000 of restructuring expenses and $330,000 cost of hurricane impact);

•

Increased EBITDA (excluding $4.5 million of stock-based compensation) to $19.7 million for the quarter, which represented a 19.4% increase over EBITDA of $16.5 million (excluding $684,000 of stock-based compensation and $22,000 restructuring expenses) for the fourth quarter of 2006;

•	Increased unlevered free cash flow to $9.2 million for the quarter compared to $7.3 million for the fourth quarter of 2006, an increase of 26%;

•

Expanded its customer base by adding approximately 43,500 core facilities-based retail business voice lines in service (including both UNE-T and UNE lines), representing 15% growth from year end 2006 to year end 2007 and increased those lines as a percentage of total retail business voice lines in service from 75% to 81%;

•	Grew business local, data and Internet revenues by $21.7 million for the 2007 year, or 9.3%, and increased equipment sales for the 2007 year by 7.9% over 2006;

•	Reduced cost of services and equipment as a percentage of total operating revenues to 47.2% for the 2007 year from 50.1% for the 2006 year by eliminating excess costs from our network;

•

Strengthened its balance sheet by reducing its outstanding debt by approximately $63 million, reducing its annual borrowing costs by approximately $25 million, and eliminating approximately $7 million of annual in-kind dividends on its formerly outstanding preferred stock through the refinancing and recapitalization transactions completed on July 31, 2007, and

•	Generated more than $30 million in unlevered free cash flow for the year.

“We’re pleased to report strong growth in our core retail revenues, increased operating profitability, and over $30 million in unlevered free cash flow during 2007,” said Richard E. Fish, Executive Vice President and Chief Financial Officer. “In addition, we completed refinancing transactions in 2007 that we believe have resulted in substantial enhancements to shareholder value.”

*	EBITDA represents net income (loss) before interest, taxes, depreciation and amortization, all as disclosed in the consolidated statements of operations and comprehensive loss. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information about management’s reasons for providing data with respect to EBITDA, the limitations associated with the use of EBITDA and a quantitative reconciliation of EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”
**	Unlevered free cash flow is defined by ITC^DeltaCom as net cash provided by operating activities, less capital expenditures, changes in accrued capital-related costs and equipment purchased through capital leases plus interest expense net of interest income, debt prepayment penalties paid in cash and equity commitment fees paid, all as disclosed in the consolidated statements of cash flows or the consolidated statements of operations and comprehensive loss. Unlevered free cash flow is not a measurement of financial performance under accounting principles generally accepted in the United States. For information about management’s reasons for providing data with respect to unlevered free cash flow, the limitations associated with the use of unlevered free cash flow and a quantitative reconciliation of unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Unlevered Free Cash Flow Reconciliation.”

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 15,800 route miles, including more than 11,800 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data communications, Internet connectivity, and customer premise equipment to end-user customers. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s Web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom, Inc.

Financial Highlights

(In thousands, except share and per share data)

	Year Ended December 31,
	2007	2006
OPERATING REVENUES:
Integrated communications services	$395,573	$381,766
Wholesale services	70,590	81,785
Equipment sales and related services	25,985	24,089

TOTAL OPERATING REVENUES	492,148	487,640

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	232,192	244,278
Selling, operations and administration expense	192,085	182,873
Depreciation and amortization	74,166	59,832

Total operating expenses	498,443	486,983

OPERATING INCOME (LOSS)	(6,295)	657

OTHER (EXPENSE) INCOME:
Interest expense	(50,598)	(57,625)
Interest income	2,293	2,678
Prepayment penalties on debt extinguished	(8,208)	—
Debt issuance cost write-off	(7,298)	—
Loss on extinguishment of debt	(105,269)	—
Cost of unused equity commitment	(1,620)	—
Other income (expense)	(31)	831

Total other expense, net	(170,731)	(54,116)

LOSS BEFORE INCOME TAXES	(177,026)	(53,459)

INCOME TAX EXPENSE	—	—

NET LOSS	(177,026)	(53,459)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(39,306)	(7,445)
CHARGE DUE TO PREFERRED STOCK REDEMPTION AND CONVERSION	(44,250)	—

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(260,582)	$(60,904)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(6.68)	$(3.25)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	39,001,228	18,751,067

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	Three Months Ended
	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Integrated communications services revenues: (1)
Long distance and access	$18,146	$19,476	$20,220	$19,568	$19,534
Business local, data and internet	81,162	80,904	79,072	77,025	75,317

Total integrated communications services revenues	99,308	100,380	99,292	96,593	94,851
Equipment sales and related services revenues	5,780	7,027	6,285	6,893	5,827
Wholesale services revenues:
Broadband transport	13,287	13,613	13,986	13,976	14,318
Local interconnection	1,279	1,434	1,644	1,900	1,507
Directory assistance and operator services	1,344	1,402	1,387	1,429	1,985
Other	982	906	978	1,043	1,285

Total wholesale services revenues	16,892	17,355	17,995	18,348	19,095

Total operating revenues	121,980	124,762	123,572	121,834	119,773

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	56,577	58,838	58,668	58,109	56,722
Selling, operations and administration expense	50,239	48,713	46,146	46,963	47,376
Depreciation and amortization	19,079	19,449	18,260	17,378	16,448
Restructuring	—	—	—	24	22

Total operating expenses	125,895	127,000	123,074	122,474	120,568

OPERATING INCOME (LOSS)	$(3,915)	$(2,238)	$498	$(640)	$(795)

(1)	Certain amounts have been reclassified for presentation purposes.

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	Three Months Ended
	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Retail business voice lines in service(1)
UNE-T and UNE lines(2)	339,534	327,915	316,267	309,178	295,995
Increase from previous quarter	3.5%	3.7%	2.3%	4.5%	4.1%

Resale and UNEP lines(3)	78,976	83,697	89,454	94,373	98,847
(Decrease) from previous quarter	(5.6%)	(6.4%)	(5.2)%	(4.5)%	(3.1)%

Total retail business voice lines in service	418,510	411,612	405,721	403,551	394,842

Wholesale voice lines in service(4)	40,319	42,596	46,345	49,427	47,702
Increase (decrease) from previous quarter	(5.3%)	(8.1%)	(6.2)%	3.6%	(10.4)%

Total business voice lines in service (5)	458,829	454,208	452,066	452,978	442,544

Number of employees (6)	1,800	1,813	1,807	1,867	1,975

(1)	Lines in service include only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is not included.
(2)	Facilities-based service offering in which ITC^DeltaCom provides local transport through its owned and operated switching facilities.
(3)	Resale service offering in which ITC^DeltaCom provides local service through a leased switch port and loop from the local operating company.
(4)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.
(6)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

	Dec. 31, 2007	Dec. 31, 2006
Balance Sheet Data (at period end):
Cash and cash equivalents (unrestricted)	$57,505	$67,643
Working capital	42,179	24,009
Total assets	398,366	435,582
Long-term liabilities	306,535	338,512
Convertible redeemable preferred stock	34,351	74,170
Stockholders’ deficit	(23,924)	(91,039)
Total liabilities and stockholders’ deficit	398,366	435,582

	Year Ended December 31,
	2007	2006
Other Financial Data:
Capital expenditures(1)	$50,489	$46,880
Cash flows provided by operating activities	23,163	28,676
Cash flows used in investing activities	50,745	46,913
Cash flows provided by financing activities	17,444	16,520
EBITDA(2)(3)	(54,555)	61,320

	Three Months Ended
	Dec. 31, 2007	Sept.30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
	(Unaudited)
Other Financial Data:
Capital expenditures(1)	$12,215	$11,508	$13,105	$13,661	$13,092
Cash flows (used in) provided by:
Operating activities	13,740	(5,712)	8,739	6,396	6,154
Investing activities	(12,552)	(11,767)	(13,269)	(13,157)	(13,622)
Financing activities	(2,111)	22,817	(3,079)	(183)	17,534

EBITDA (2)(3)(4)	15,151	(105,225)	18,769	16,750	15,762
Unlevered free cash flow (5)	9,240	3,222	10,677	7,433	7,287

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(In thousands)

Notes:

(1)	Includes equipment purchased through capital leases and changes in accrued capital related costs.

(2)	EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information about management’s reasons for providing data with respect to EBITDA and the limitations associated with the use of EBITDA, and for a quantitative reconciliation of EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”

(3)	EBITDA in the table above includes the following items for the reported periods in 2007 and 2006:

	Year Ended December 31,
	2007	2006
Items included in EBITDA:
Restructuring expenses	$24	$501
Non-cash loss on extinguishment of debt	105,269	—
Debt issue cost write-off	7,298	—
Prepayment penalties on debt	8,208	—
Equity commitment fee	1,620	—
Stock-based compensation(6)	9,169	2,569
Hurricane Katrina impact	—	330

	$131,588	$3,400

(4)	For 2007 and 2006 three-month periods, EBITDA included the following:

	Three Months Ended
	Dec. 31, 2007	Sept.30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006
	(Unaudited)
Items included in EBITDA:
Restructuring expenses	$—	$—	$—	$24	$22
Non-cash loss on extinguishment of debt	—	105,269	—	—	—
Debt issue cost write-off	—	7,298	—	—	—
Prepayment penalties on debt	—	8,208	—	—	—
Equity commitment fee	—	1,620	—	—	—
Stock-based compensation(6)	4,470	3,268	710	721	684

	$4,470	$125,663	$710	$745	$706

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(Unaudited)

(In thousands)

Notes: (continued)

(5)	Unlevered free cash flow is defined by ITC^DeltaCom as net cash provided by operating activities, less capital expenditures, changes in accrued capital related costs and equipment purchased through capital leases plus interest expense net of interest income, debt prepayment penalties paid in cash and equity commitment fees paid all as disclosed in the condensed consolidated statements of cash flows or the condensed consolidated statements of operations. Unlevered free cash flow is not a measurement of financial performance under accounting principles generally accepted in the United States. For information about management’s reasons for providing data with respect to unlevered free cash flow, the limitations associated with the use of unlevered free cash flow and a quantitative reconciliation of unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Unlevered Free Cash Flow Reconciliation.”

(6)	$2.4 million of stock-based compensation in the three months ended September 30, 2007 is attributable to required accounting treatment for modification of compensatory equity awards as a result of the recapitalization transactions consummated on July 31, 2007. $3.6 million of stock-based compensation in the three months ended December 31, 2007 is attributable to required accounting treatment for compensatory equity awards as a result of the modification on December 21, 2007 of the terms of vesting for certain awards.

ITC^DeltaCom, Inc.

EBITDA Reconciliation

(In thousands)

(Unaudited)

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. The following table presents EBITDA amounts for the fiscal years and fiscal quarters indicated and also sets forth a quantitative reconciliation of EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles:

	Year Ended December 31,
	2007	2006
Net loss	$(177,026)	$(53,459)
Add: items not included in EBITDA:
Depreciation and amortization	74,166	59,832
Interest expense, net of interest income	48,305	54,947

EBITDA	$(54,555)	$61,320

	Three Months Ended
	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
	(Unaudited)
Net loss	$(11,643)	$(135,523)	$(14,534)	$(15,326)	$(15,006)
Add: items not included in EBITDA:
Depreciation and amortization	19,079	19,449	18,260	17,378	16,448
Interest expense, net of interest income	7,715	10,849	15,043	14,698	14,320

EBITDA	$15,151	$(105,225)	$18,769	$16,750	$15,762

ITC^DeltaCom has included data with respect to EBITDA because its management evaluates and projects the performance of ITC^DeltaCom’s business using several measures, including EBITDA. Management considers EBITDA to be an important supplemental indicator of its operating performance, particularly as compared to the operating performance of its competitors, because this measure eliminates many differences among companies in financial, capitalization and tax structures, capital investment cycles and ages of related assets, as well as some recurring non-cash and non-operating supplemental information to investors regarding its operating performance and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of ITC^DeltaCom’s competitors. ITC^DeltaCom’s management believes that consideration of EBITDA should be supplemental, because EBITDA has limitations as an analytical financial measure. These limitations include the following:

•	EBITDA does not reflect ITC^DeltaCom’s cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on ITC^DeltaCom’s indebtedness;

•

EBITDA does not reflect depreciation and amortization charges, and although such are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for such replacements;

•	EBITDA does not reflect the effect of earnings or charges resulting from matters ITC^DeltaCom’s management considers not to be indicative of its ongoing operations; and

•	EBITDA may be calculated in a different manner by other companies in ITC^DeltaCom’s industry, which limits its usefulness as a comparative measure.

ITC^DeltaCom’s management compensates for these limitations by relying primarily on its results under generally accepted accounting principles to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in EBITDA. As a result of these limitations, EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of operating performance, nor should it be considered as an alternative to cash flows, as calculated in accordance with generally accepted accounting principles, as a measure of liquidity.

ITC^DeltaCom, Inc.

Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Unlevered free cash flow is defined by ITC^DeltaCom as net cash provided by operating activities, less capital expenditures, changes in accrued capital related costs and equipment purchased through capital leases plus interest expense net of interest income, debt prepayment penalties paid in cash and equity commitment fees paid, all as disclosed in the condensed consolidated statements of cash flows or the condensed consolidated statements of operations. Unlevered free cash flow is not a measurement of financial performance under accounting principles generally accepted in the United States. The following table presents unlevered free cash flow amounts for the years and fiscal quarters indicated and also sets forth a quantitative reconciliation of unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles:

	Year Ended December 31,
	2007	2006
Net cash provided by operating activities	$23,163	$28,676

Add:
Interest expense, net of interest income	48,305	54,947
Prepayment penalties on debt paid in cash	7,973	—
Equity commitment fee	1,620	—
Less:
Capital expenditures	(47,888)	(46,068)
Change in accrued capital related costs	(1,158)	(812)
Equipment purchased through capital leases	(1,443)	—

Unlevered free cash flow	$30,572	$36,743

	Three Months Ended
	Dec. 31, 2007	Sept. 30, 2007		June 30, 2007	March 31, 2007	Dec. 31, 2006
	(Unaudited)
Net cash provided by operating activities	$13,740	$(5,712	)(1)	$8,739	$6,396	$6,154

Add:
Interest expense, net of interest income	7,715	10,849		15,043	14,698	14,320
Prepayment penalties on debt paid in cash	—	7,973		—	—	—
Equity commitment fee	—	1,620		—	—	—
Less:
Capital expenditures	(14,053)	(11,965)		(12,826)	(9,044)	(16,556)
Change in accrued capital related costs	1,838	457		(279)	(3,174)	3,464
Equipment purchased through capital leases	—	—		—	(1,443)	(95)

Unlevered free cash flow	$9,240	$3,222		$10,677	$7,433	$7,287

ITC^DeltaCom, Inc.

Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Notes:

(1)	Cash payments of interest during the three months ended Sept. 30, 2007 included two quarterly interest payments and totaled $19.5 million compared to interest expenses of $11.4 million recorded for this period. Before the refinancing completed on July 31, 2007, interest payments were due and made on the first day of each quarter. After the refinancing, interest payments were due and made on the last day of the quarter. The additional quarterly interest paid during the quarter as a result of the refinancing totaled $9.9 million.

ITC^DeltaCom, Inc.

Unlevered Free Cash Flow Reconciliation (continued)

(In thousands)

(Unaudited)

ITC^DeltaCom has included data with respect to unlevered free cash flow because its management considers unlevered free cash flow to be a useful, supplemental indicator of its operating performance because, when measured over time, unlevered free cash flow provides supplemental information to investors concerning the growth rate in ITC^DeltaCom’s operating results and its ability to generate cash flows to satisfy mandatory debt service requirements and make other mandatory, non-discretionary expenditures.

•

ITC^DeltaCom’s management believes that consideration of unlevered free cash flow should be supplemental, however, because unlevered free cash flow has limitations as an analytical financial measure. These limitations include the following:

•

Unlevered free cash flow does not reflect ITC^DeltaCom’s cash expenditures for interest expense or accrued restructuring and merger costs, prepayment penalties on debt paid in cash, equity commitment fees, changes in restricted cash balances or proceeds from sales of fixed assets;

•	ITC^DeltaCom does not pay income taxes due to net operating losses, and therefore, generates greater unlevered free cash flow than a comparable business that does pay income taxes;

•

Unlevered free cash flow is subject to variability on a quarterly basis as a result of the timing of payments made or received related to accounts receivable, accounts payable and other current operating assets and liabilities; and

•	Unlevered free cash flow may be calculated in a different manner by other companies in ITC^DeltaCom’s industry, which limits its usefulness as a comparative measure.

ITC^DeltaCom’s management compensates for these limitations by relying primarily on its results under generally accepted accounting principles to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in unlevered free cash flow. As a result of these limitations, unlevered free cash flow should not be considered as a measure of liquidity nor as an alternative to net cash provided by operating activities, cash used in investing activities, cash provided by (used in) financing activities or change in cash and cash equivalents, as calculated in accordance with generally accepted accounting principles.